TOTAL APPAREL GROUP, INC.

Amendment to Retention and Employment Agreement of Mr. Don Jones dated April 1, 2009

Dated: January 1, 2010

It is hereby agreed that effective January 1, 2010, the Compensation payable to Don Jones will be increased to $120,000 . This adjusts the previous amount shown in section 3 (a) in the Retention and Employment agreement that was effective April 1, 2009.

All other clauses shall remain in place .

TOTAL APPAREL GROUP, INC,

By: ____________________
Name: Jason Costley
Title: Chief Executive Officier

By: ____________________
Name: Robert Lawand
Title: Chief Financial Officier

____
Don Jones.